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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


         We consent to the inclusion, in this Registration Statement (#333-34254) of Lafayette Community Bancorp on Form SB-2, of our Report of Independent Auditors, dated March 10, 2000, on the balance sheet of Lafayette Community Bancorp as of December 31, 1999 and the related statements of operations, changes in shareholders' deficit and cash flows for the period of January 29, 1999 (date of inception) to December 31, 1999, and to the reference to us under the heading "Experts" in this Registration Statement.


                                        /s/ CROWE, CHIZEK AND COMPANY LLP
                                        ---------------------------------------
                                            Crowe, Chizek and Company LLP




Indianapolis, Indiana
June 15, 2000